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                                                                  Exhibit (23.3)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of UGI Corporation on Form S-8 (File No. 33-47319), Form S-3 (File No. 33-78776), Form S-8 (File No. 33-61722), Form S-8 (File No. 333-22305) and Form S-8 (File No. 333-37093) of our report dated November 22, 1996, on our audit of the consolidated financial statements and financial statement schedules of UGI Corporation and subsidiaries for the year ended September 30, 1996, which report is included in UGI Corporation's Annual Report on Form 10-K for the year ended September 30, 1998.




PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
December 22, 1998